                                                                   EXHIBIT 11(a)

                            STERLING SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                       THREE MONTHS ENDED MARCH 31, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                FULLY
                                                PRIMARY        DILUTED
                                               --------        --------
Earnings:
   Earnings applicable to common
    stockholders.............................. $152,018        $152,018
   Add:  Interest expense on
    amounts outstanding for the 5
    3/4% Convertible Subordinated
    Debentures (net of applicable
    income taxes)............................                       542
                                               --------        --------
                                               $152,018        $152,560
                                               ========        ========

Shares:
   Weighted average of shares                    29,450          29,450
    outstanding..............................
   Add common shares issued on assumed            7,299           7,316
    exercise of options and warrants
   Less common shares assumed repurchased....    (4,710)         (4,171)
                                               --------        --------

                                                 32,039          32,595
                                               ========
Common shares issued on assumed
  conversion of 5 3/4% Convertible
  Subordinated Debentures....................                     1,915
                                                               --------

                                                                 34,510
                                                               ========
Earnings per common share:
   Primary...................................     $4.74
                                               ========
   Fully diluted.............................                     $4.42
                                                               ========
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